Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 20, 2007, except for Note 15b as to which the date is December 17, 2007, in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-146242) and related Prospectus of Elixir Pharmaceuticals, Inc.

/s/ Ernst & Young LLP

Boston, Massachusetts

January 4, 2008